                                                                    EXHIBIT 4.10


                       ADVANTAGE MARKETING SYSTEMS, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF OKLAHOMA

                               UNIT CERTIFICATE
               EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK
               AND ONE REDEEMABLE COMMON STOCK PURCHASE WARRANT


  UNIT NUMBER                                                    UNITS
---------------                                             --------------
|             |                                             |            |
---------------                                             --------------


                                                            CUSIP  00756G 40 7


THIS CERTIFIES that, for value received





or registered assigns (the "Registered Holder"), is the owner of the number of units (the "Units") specified above, each of which consists of one (1) share of common stock, par value $.0001 per share (the "Common Stock"), of Advantage Marketing Systems, Inc., a corporation incorporated under the laws of the State of Oklahoma (the "Company"), and one (1) Redeemable Common Stock Purchase
Warrant (the "Warrant" or, collectively, the "Warrants").  Prior to          ,
1997 or such later date as determined in the sole discretion of Paulson Investment Company, Inc. (the "Separation Date"), following appropriate prior notice to the holders of the Units, the Company will not recognize any separate transfer or exchange of the Warrants and Common Stock which comprise the Units represented by this Unit Certificate.

     This Unit Certificate is exchangeable upon surrender hereof by the Registered Holder to the Transfer Agent and Registrar or its successor for a new Unit Certificate(s) of like tenor representing an equal aggregate number of Units. Each of such new Unit Certificates shall represent the number of Units as shall be designated by such Registered Holder at the time of such surrender. This Unit Certificate shall be transferrable at the office of the Transfer Agent and Registrar or its successor by the Registered Holder in person or by attorney duly authorized in writing upon surrender of this Unit Certificate. Upon due presentment and payment of any applicable tax or other charge imposed in connection therewith or incidental thereto for registration of transfer of this Unit Certificate at such office, a new Unit Certificate(s) representing an equal aggregate number of Units will be issued to the transferee in exchange for this Unit Certificate. Commencing on the Separation Date, the Registered Holder shall be entitled to exchange this Unit Certificate for separate certificates representing the number of shares of Common Stock and Warrants comprising the Units represented by this Unit Certificate upon surrender of this Unit Certificate to the Transfer Agent and Registrar at the office of the Transfer Agent and Registrar, together with any documentation required by the Transfer Agent and Registrar.

     The Warrants are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant
Agreement"), dated                , 1997, by and between the Company and U.S.
Stock Transfer Corp., the Warrant Agent and Transfer Agent and Registrar. The Warrant Agreement provides, among other things, for adjustments to the Purchase Price, as that term is hereinafter defined, and the number of shares of Common Stock which may be purchased upon exercise of the Warrants under certain circumstances. Each Warrant entitles the Registered Holder thereof after the Separation Date to purchase one (1) fully paid and nonassessable share of Common Stock upon presentation and surrender of this Unit Certificate with the instructions for the registration and delivery of Common Stock filled in at any time prior to 5:00 p.m. New York City time ("close of business"), on
, 2002, at the Warrant Agent's office in Glendale, California, or the office of its successor warrant agent or, if there be no successor warrant agent, at the
corporate offices of the Company, and upon payment of $          per share,
subject to adjustment to a purchase price equal to 120 percent of the average daily closing price of the Common Stock for the 20 trading days following the Separation Date (the "Purchase Price"), and any applicable taxes paid either in cash, or by check, payable in lawful money of the United States of America to the order of the Company. Notwithstanding anything herein to the contrary, the Warrants shall not be exercisable or separately transferrable from the Common Stock comprising in part the Units prior to the Separation Date. The number and kind of securities or other property for which the Warrants are exercisable are subject to further adjustment in certain events, such as mergers, splits, stock dividends, recapitalization and the like.

     Upon not less than 30 days' notice (the "Notice Period"), the Company may at its option redeem all unexercised Warrants for $0.25 per Warrant at any time after (i) the closing sale price of the Common Stock has exceeded 200 percent of the Purchase Price during any period of at least consecutive 20 trading days,
(ii) the Company has an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), pertaining to the Common Stock or other securities underlying the Warrants, and (iii) expiration of the Notice Period before the Expiration Date. In the event the Company exercises its right to redeem the Warrants, the Warrants will be exercisable until close of business on the business day immediately preceding the date fixed for redemption in such notice. All Warrants not theretofore exercised or redeemed will expire on , 2002.

     The Warrants are subject to all of the terms, provisions and conditions of
the Warrant Agreement, dated as of                 , 1997 (the "Warrant
Agreement"), between the Company and the Warrant Agent, to all of which terms, provisions and conditions the Registered Holder consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof, and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrants. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Warrant Agent at its stock transfer office at 1745 Gardena Avenue, Suite 200, Glendale, California 91204-2991.

     The Company shall not be required upon the exercise of the Warrants to issue fractions of the Warrants, Common Stock or other securities, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

     In certain cases, the sale of securities by the Company upon exercise of the Warrants would violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to maintain the effectiveness of a registration statement during the term of the Warrants with respect to such sales under the Securities Act and to take such action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful. However, the Company will not be required to honor the exercise of Warrants if, in the opinion of its Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful. In certain cases, the Company may, but is not required to, purchase Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the Purchase Price of such Warrants.

     With respect to the Common Stock or any other securities of the Company which may be issued on the exercise of the Warrants, (i) the Registered Holder, as the holder of the Warrants, shall not be entitled to vote, receive dividends or be deemed the holder of the Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Warrants for any purpose whatever and (ii) nothing contained in the Warrant Agreement or herein be construed to confer upon the Registered Holder, as the holder of the Warrants, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings or other actions affecting shareholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Warrants shall have been exercised and the Common Stock or other securities purchasable upon the exercise hereof shall have become deliverable as provided in the Warrant Agreement.

     The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants until any tax which may be payable in respect thereof by the Registered Holder pursuant to the Warrant Agreement shall have been paid, such tax being payable by the Registered Holder at the time of surrender.
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     The Company and the Transfer Agent and Registrar may deem and treat the
Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Transfer Agent and Registrar) for all purposes whatever, and neither the Company nor the Transfer Agent and Registrar shall be affected by any notice to the contrary.

     This Unit Certificate shall be governed by and construed in accordance with the laws of the State of Oklahoma without giving effect to the conflicts of law, and shall not be valid or obligatory for any purposes until it shall have been countersigned by the Transfer Agent and Registrar.

     WITNESS the facsimile signatures of the officers of the Company.

Dated:


ADVANTAGE MARKETING SYSTEMS, INC.

/S/ John W. Hail
Chairman and Chief Executive Officer

/S/ Roger P. Baresel
Secretary



Countersigned:
                         U.S. STOCK TRANSFER CORP.
                         1745 Gardena Avenue, Suite 200
                         Glendale, California 91024-2991

                         By:
                         Transfer Agent and Registrar Authorized Signature
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                       ADVANTAGE MARKETING SYSTEMS, INC.

     The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM --as tenants in common           UNIF GIFT MIN ACT--  Custodian
                                                            --------------------
TEN ENT --as tenants by the entireties                      (Cust)       (Minor)
JT TEN  --as joint tenants with right of                    under Uniform Gifts
          survivorship and not as                           to Minors Act_______
          tenants in common                                              (State)

    Additional abbreviations may also be used though not in the above list.

                                  SUBSCRIPTION
 (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO EXERCISE THE WARRANTS IN
                               WHOLE OR IN PART)

To: ADVANTAGE MARKETING SYSTEMS, INC.
     The undersigned Registered Holder  (                                    )
                                         -------------------------------------
                                       (Please insert Social Security or other
                                     identification number of Registered Holder)

hereby irrevocably elects to exercise the right of purchase represented by the within this Unit Certificate for, and to purchase thereunder, _______________ shares of Common Stock provided for therein and tenders payment herewith to the order of ADVANTAGE MARKETING SYSTEMS, INC. in the amount of $________________. The undersigned requests that certificates for such shares of Common Stock be issued as follows:
Name:_________________________________________________________________________
Address:______________________________________________________________________
Deliver to:___________________________________________________________________
Address:______________________________________________________________________
and if said number of Warrants being exercised shall not be all the Warrants evidenced by this Unit Certificate, that a new Certificate for the balance of such Warrants as well as the shares of Common Stock represented by this Unit Certificate be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Address:_____________________________________________________________________
Dated:_____________, _______        Signature

                                    ------------------------------------------
                                    (Signature must conform in all respects to the name of Registered Holder as specified in the case of this Unit Certificate in every particular, without alteration or any change whatever.)

Signature Guaranteed:               ------------------------------------------

                                   ASSIGNMENT
                      (TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned Registered Holder (                        )
                                                       ------------------------
                                                            (Please insert
                                                       Social Security or other
                                                       identification number of
                                                           Registered Holder)

hereby sells, assigns and transfers unto

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
               (Please Print Name and Address including Zip Code)
Warrants evidenced by the within Unit Certificate, and irrevocably constitutes and appoints
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_______________________________________________________________________Attorney
to transfer this Unit Certificate on the books of Advantage Marketing Systems, Inc. with the full power of substitution in the premises.

Dated:__________________, ________

Signature Guaranteed:

__________________________________

                                    ------------------------------------------
                                    (Signature must conform in all respects to the name of Registered Holder as specified on the face of this Unit Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.)

The signature should be guaranteed by an eligible institution (Banks, Stockbrokers, Savings and Loan Association and Credit Union with membership in an approved signature Medallion Program), pursuant to S.E.C. Rule 17Ad-15.